Exhibit 99.7 - SF Mineral Claim status

(SEAL)      BRITISH
COLUMBIA

MINERAL TITLES ONLINE VIEWER

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CRITERIA	TENURE NUMBER ID	CLAIM NAME
	383391	SF

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Tenure Number	Tenure Type	Claim Name	Owner	Map Number	Good to Date	Status	Mining Division	Area	Tag Number
383391	Mineral	SF	133090 100%	092H057	2007 Jan/12	Good	Similkameen	450.0	240871

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